Exhibit 10.133

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE is made and entered into as of this 28th day of February, 2006 (the “Effective Date”), by and between ELECTRONICS FOR IMAGING, INC., a Delaware corporation (“Landlord”) and EQUINIX OPERATING CO., INC. a Delaware corporation (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord has leased those certain premises on the 5th floor located at 301 Velocity Way, Foster City, CA, 94404 to Tenant, pursuant to that certain Sublease Agreement dated February 12, 2003, by and between Landlord and Tenant (the “Sublease”).

AND WHEREAS, Landlord and Tenant wish to amend the Sublease to (1) add 19,713 of rentable square feet on the 4th floor, as depicted on the attached Exhibit “A”, and (2) extend the term of the Lease through March 31, 2011, upon the same basic terms and conditions as the original Sublease.

NOW, THEREFORE, in consideration of these presents and the mutual promises and covenants of the parties contained herein, Landlord and Tenant agree that the Sublease shall be and is hereby amended as follows:

1.	The total square footage of the Leased Premises as defined in Section 1.1 shall be increased to 53,787 rentable square feet, consisting of 34,074 square feet with respect to the 5th floor (the “5th Floor Leased Premises”) and 19,713 square feet with respect to the 4th floor (the “4th Floor Leased Premises”). The 4th Floor Leased Premises are outlined on the Floor Plan attached hereto as Exhibit “A”. Exhibit “C” of the Sublease is hereby replaced with the attached Exhibit “A” and Exhibit “B”.

2.	The load factor as defined in Section 1.1 shall be increased to 7.56%.

3.	Tenant’s Expense Share of the Building as defined in Section 1.1 shall be increased to 34.64%.

4.	The Lease Expiration Date as defined in Section 1.1 shall be March 31, 2011, unless (a) earlier terminated by Landlord in accordance with the terms of the Sublease, or (b) extended pursuant to Article 15 of the Sublease.

5.	The Base Monthly Rent defined in Sections 1.1 and 3.1 shall be amended as follows and shall be due and payable commencing on the 4th Floor Rent Commencement Date (defined below):

04/1/06 – 03/31/07	$148,228.01
04/1/07 – 03/31/08	$152.620.61
04/1/08 – 03/31/09	$157,192.51
04/1/09 – 03/31/10	$161,854.05
04/1/10 – 03/31/11	$166,650.06

6.	Landlord’s Work:

a. Landlord shall perform the following work and make the following installations in the 4th Floor Leased Premises at Landlord’s sole cost and expense (collectively, the “Landlord’s Work”):

i. Landlord will modify the lab areas and kitchen area on the 4th floor as depicted on the attached Exhibit “A” as well as the kitchen area on the 5th floor as depicted on the attached Exhibit “B”.

ii. Landlord shall cause to be installed in the 4th Floor Leased Premises the furniture described in the attached Exhibit “C”. Such furniture shall be Herman Miller Ethospace furniture, and shall be consistent with the furniture provided by Landlord in the 5th Floor Leased Premises.

iii. Landlord will provide Data, Power and AV as per the attached Exhibit “D”.

b. Landlord shall obtain all building and other permits necessary in connection with the Landlord’s Work.

c. Landlord shall complete the Landlord’s Work on or before April 1, 2006. Notwithstanding anything to the contrary herein or in the Sublease, the Base Monthly Rent set forth in Section 5 above shall not commence until the later of (1) April 1, 2006, and (2) the date that Landlord’s Work is deemed completed upon verification by Tenant that all structural punch list items have been addressed by Landlord and the Landlord’s Work has been accepted as completed by Tenant (the “4th Floor Rent Commencement Date”). Tenant shall continue to pay the Base Monthly Rent set forth in Section 8 below until the 4th Floor Rent Commencement Date.

7.	Access:

Upon the Effective Date, Landlord shall deliver to Tenant possession of the 4th Floor Leased Premises as shown on Exhibit “A” hereto, which possession shall be governed by all of the terms, conditions, rights and obligations of the Sublease, except as otherwise provided herein.

8.	Letter Agreement:

That certain Letter Agreement dated as of October 31, 2005, between Landlord and Tenant is hereby deleted its entirety and shall be of no further force and effect. Notwithstanding the foregoing, Tenant shall continue to pay Base Monthly Rent for the Leased Premises in the amount of $102,313.85 until the 4th Floor Rent Commencement Date.

9. Miscellaneous: Except as expressly modified and amended herein, all other terms and conditions of the Sublease shall remain in full force and effect. Defined terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Sublease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Sublease as of the Effective Date.

LANDLORD

ELECTRONICS FOR IMAGING, INC., a Delaware Corporation

/s/ Joseph Cutts
By: Joseph Cutts, COO

TENANT:

EQUINIX OPERATING CO., INC., a Delaware Corporation

/s/ Keith D. Taylor
By: Keith D. Taylor, CFO

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